Exhibit 10.1

February 27, 2012

David Johnson

46 Mott Place

Oakland, CA 94619

Dear David:

OXiGENE, Inc. (the “Company”) is pleased to offer you part-time employment with the Company on the following terms and conditions:

Position/Term:	Your part-time employment with the Company will commence on March 5, 2012. Your appointment as the Chief Financial Officer and Principal Financial and Accounting Officer of the Company will subsequently be effective as of the date that is within five business days following the Company’s filing of its Form 10-K for the fiscal year ended December 31, 2011. Upon that date, you will be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act and the Company’s “principal financial officer” for purposes of the Exchange Act and the Securities Act of 1933, as amended. With respect to your actions as the Company’s Chief Financial Officer, you shall be covered by the Company’s directors’ and officers’ liability insurance policy, as in effect from time to time. You will be a part-time employee “at will” so either you or the Company may terminate your employment with the Company for any reason at any time.

Pay Rate:	Your compensation for this part-time position is $230.00 per hour worked, adjusted to $250.00 per hour worked at such time as gross compensation for the year-to-date period exceeds $110,000. Hours worked should not exceed 16 hours per week without prior written approval. All wages are subject to all applicable withholdings and payable in accordance with the Company’s payroll schedule.

Benefits:	As a part-time employee you will not be entitled to the Company’s customary benefits, incentive, bonus, or options plans, or company paid holidays.

Indemnification:	The Company hereby agrees to and shall indemnify and hold harmless Employee, if he is a party or is threatened to be made a party, by reason of the fact that the Employee is or was an executive officer of the Company, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with such action, suit or proceeding if the Employee acted in good faith and in a manner the Employee reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Employee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Employee did not act in good faith and in a manner which the Employee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Employee’s conduct was unlawful.

The Company hereby agrees to and shall indemnify and hold harmless any Employee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Employee is or was an executive officer of the Company, against expenses (including attorneys’ fees) actually and reasonably incurred by the Employee in connection with the defense or settlement of such action or suit if the Employee acted in good faith and in a manner the Employee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Employee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Employee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The parties also agree to execute a separate indemnification agreement in substantially the form attached.

Confidentiality:	The Company considers the protection of its confidential information, proprietary materials and goodwill to be extremely important. Consequently, as a condition of this offer of employment, you are required to sign the Employee Proprietary Information and Inventions Agreement (“PIIA”) enclosed with this letter.

This letter, together with your signed PIIA, forms the complete and exclusive statement of the terms of your part-time employment. To the extent there is any conflict between the terms of this Offer and any other Company document or policy, the terms of this Offer control. The employment terms in this letter supersede any other representations, agreements or promises made to you by anyone, whether oral or written. The terms of this Offer letter cannot be modified, except in a writing signed by the Company’s CEO and/or Board of Directors.

If the foregoing satisfactorily reflects the mutual understanding between you and the Company, kindly sign and return to the Company the enclosed copy of this letter. This offer of employment is conditioned on the results of your reference check, receiving your acceptance by March 5, 2012 and on your eligibility to work in the United States.

We are very pleased to offer you the opportunity to join OXiGENE, and we look forward to having you aboard. We are genuinely excited about your anticipated arrival, and confident that you will make an important contribution to our unique and thriving enterprise.

Sincerely,

/s/ Peter J. Langecker
Peter J. Langecker, MD, PhD
Chairman of the Board and Chief Executive Officer

Accepted:

/s/ David L. Johnson	2/27/2012
David Johnson	Date

INDEMNIFICATION AGREEMENT

by and among

THE PERSONS LISTED HEREIN

and

OXiGENE, INC.

Dated as of [                    ], 2008

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [        ], 2008, among OXiGENE, Inc., a Delaware corporation (the “Company”), and each of the Indemnitees (as defined below), each in his or her capacity as a member of the board of directors of the Company.

PRELIMINARY STATEMENT

WHEREAS, the following persons (including any successors and subsequently elected directors who shall execute counterpart signature pages in accordance with Section 5(c) hereof, the “Directors” and the “Indemnitees”) have each agreed to serve as a member of the board of directors of the Company: [        ];

WHEREAS, the Company desires to indemnify and hold harmless the Indemnitees as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:

Section 1. Indemnification.

(a) The Company hereby agrees to and shall indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party, by reason of the fact that the Indemnitee is or was a Director, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b) The Company hereby agrees to and shall indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a Director, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former Director has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1)(a) or (1)(b) hereof, or in defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith.

(d) Any indemnification under Sections (1)(a) or (1)(b) hereof (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in such Sections (1)(a) and (1)(b). Such determination shall be made (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of Directors who are not parties to such action, suit or proceeding designated by majority vote of such Directors, even though less than a quorum, or (c) if there are no Directors who are not parties to such action, suit or proceeding, or if such Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Company.

(e) Expenses (including reasonable attorneys’ fees) incurred by a present or former Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise and in any capacity.

(g) Pursuant to the Stock and Warrant Purchase Agreement, the Company shall purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such Indemnitee against such liability under the provisions of Section 145 of the General Corporation Law of the State of Delaware.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall continue as to any Indemnitee who has ceased to be an Indemnitee of the Company and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee.

Section 2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the Parties.

Section 5. Amendment; Counterparts; Additional Indemnitees.

(a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

(b) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.

(c) Persons who become Indemnitees after the date hereof may become a party hereto by executing a counterpart of this Agreement and upon the acknowledgement of such execution by the Company.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

OXIGENE, INC.

By:
Name:
Title:

DIRECTORS:

By:
Name:
	Title:	Director

By:
Name:
	Title:	Director

[Signature page to OXiGENE Director Indemnification Agreement]

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